SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2003

OPNET Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30931	52-1483235
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code	)

Registrant’s telephone number, including area code: (240) 497-3000

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

The Registrant is today releasing unaudited selected consolidated quarterly statement of operations data for its fiscal years ended March 31, 2002 and 2003, reflecting the registrant’s recent restatement and reclassification of its annual financial statements for those periods. Those data are attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET Technologies, Inc.

	By:	/s/ JOSEPH W. KUHN
Date: August 27, 2003		Joseph W. Kuhn Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited selected consolidated quarterly statement of operations data for its fiscal years ended March 31, 2002 and 2003, reflecting the registrant’s recent restatement and reclassification of its annual financial statements for those periods